 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2004

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 14, 2004, Delta released preliminary information regarding its financial results for the quarter ended September 30, 2004.  This information is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On September 8, 2004, Delta issued a press release, which was furnished on Form 8-K, outlining  key elements of its transformation plan (“Transformation Plan”), which is  intended to deliver approximately $5 billion in annual benefits by 2006 (compared to 2002) while also improving the service provided to its customers.  On October 14, 2004, Delta released additional information regarding the Transformation Plan and other recent developments.  This information is attached hereto as Exhibit 99.2.

On October 13, 2004, Delta issued a press release announcing the amendment of an offer to exchange up to $680 million aggregate principal amount of three series of newly issued senior secured notes to the holders of $2.6 billion aggregate principal amount of outstanding unsecured debt securities and enhanced pass through certificates.  The press release is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

 (c) Exhibits.

Exhibit 99.1	Preliminary Information Regarding Financial Results for the Quarter Ended September 30, 2004
Exhibit 99.2	Additional Information Regarding Delta’s Transformation Plan
Exhibit 99.3

Press Release dated October 13, 2004, titled “Delta Amends and Extends Exchange Offer and Increases Consideration Offered to the Holders of $2.6 Billion of Outstanding Unsecured Debt Securities and Enhanced Pass Through Certificates as Part of its Efforts to Effect a Successful Out-of-Court Restructuring.”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Edward H. Bastian
Date: October 14, 2004	Edward H. Bastian Senior Vice President – Finance and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Preliminary Information Regarding Financial Results for the Quarter Ended September 30, 2004
99.2	Additional Information Regarding Delta’s Transformation Plan
99.3

Press Release dated October 13, 2004, titled “Delta Amends and Extends Exchange Offer and Increases Consideration Offered to the Holders of $2.6 Billion of Outstanding Unsecured Debt Securities and Enhanced Pass Through Certificates as Part of its Efforts to Effect a Successful Out-of-Court Restructuring.”